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                                 EXHIBIT 23.1

                         PEERLESS SYSTEMS CORPORATION

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Peerless Systems Corporation on Form S-8 (File No. 333-13773) of our reports dated April 17, 1997 on our audits of the financial statements and financial statement schedule of Peerless Systems Corporation as of January 31, 1997 and 1996 and December 31, 1995 and for the year ended January 31, 1997, the one month period ended January 31, 1996 and the years ended December 31, 1993 and 1994, which reports are included in this Annual Report on Form 10-K.

                                          Coopers & Lybrand L.L.P.

Newport Beach, California
April 24, 1997